                                                                     EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                  May 15, 2001


SanDisk Corporation
140 Caspian Court
Sunnyvale, CA 94089

          Re: SanDisk Corporation - Registration Statement for Offering of an Aggregate of 2,000,000 Shares of Common Stock
               ---------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to SanDisk Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,000,000 shares of the Company's common stock (the "Shares") and related stock options for issuance under Company's Special Stock Option Plan, as amended to date (the "Plan").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the establishment of the Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of stock option agreements authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                              Very truly yours,

                              /s/ Brobeck, Phleger & Harrison LLP

                              BROBECK, PHLEGER & HARRISON LLP